Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

MONDOVI, Wis., July 23, 2026 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $5.3 million, or 7 cents per diluted share, for the second quarter ended June 30, 2026, compared with $7.2 million, or 9 cents per diluted share, for the second quarter of 2025. The 2026 second-quarter earnings improved 286.3% sequentially from 2026 first-quarter net income of $1.4 million, or 2 cents per diluted share. For the six-month period ended June 30, 2026, net income was $6.7 million, or 8 cents per diluted share, compared with $11.5 million, or 14 cents per diluted share, for the 2025 six-month period.

Operating revenue was $223.5 million for the second quarter of 2026 compared with $229.9 million for the second quarter of 2025. Our intermodal operations, which were sold in 2025, had operating revenue of $11.7 million in the 2025 quarter. Excluding fuel surcharges, operating revenue was $185.2 million for the 2026 quarter compared with $203.8 million for the 2025 quarter. Fuel surcharge revenue increased to $38.3 million for the 2026 quarter from $26.1 million for the 2025 quarter.

Operating revenue was $427.1 million for the first six months of 2026 compared with $453.1 million for the first six months of 2025. Our intermodal operations had operating revenue of $23.8 million in the first six months of 2025. Excluding fuel surcharges, operating revenue was $362.4 million for the 2026 period compared with $399.6 million for the 2025 period. Fuel surcharge revenue increased to $64.7 million for the 2026 period from $53.5 million for the 2025 period.

Operating income was $6.9 million for the second quarter of 2026 compared with $9.7 million for the second quarter of 2025.

Operating income was $8.5 million for the first six months of 2026 compared with $15.6 million for the first six months of 2025.

Operating expenses as a percentage of operating revenue were 96.9% for the 2026 quarter and 95.8% for the 2025 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 96.3% for the 2026 quarter and 95.2% for the 2025 quarter.

Operating expenses as a percentage of operating revenue were 98.0% for the first six months of 2026 and 96.6% for the first six months of 2025. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 97.7% for the 2026 period and 96.1% for the 2025 period.

Chairman of the Board and Chief Executive Officer Randolph L. Marten stated, “We are encouraged by the sequential improvement in profitability in each of our truckload, dedicated and brokerage operations this quarter.”

“The freight market has sharply tightened in recent months and is now breaking out from the longest freight market recession on record. This market recovery is driven by structural changes, including accelerating federal enforcement of noncompliant state licensing practices for non-domiciled commercial driver’s licenses, or CDL’s, English Language Proficiency requirements, electronic logging device fraud, CDL mills and chameleon carriers. These measures, along with the U.S. Supreme Court’s Montgomery broker-liability ruling, which held that negligent hiring claims against freight brokers are not preempted by federal law, are contracting meaningful levels of freight capacity by removing noncompliant and unqualified drivers.”

“We are successfully securing higher pricing from our customers for our premium services and enhancing the quality of our freight within this improving freight market. Our ongoing focus remains on safe, premium service, data-driven operating efficiencies and aggressive cost controls. Our strong, debt-free balance sheet enhances our ability to continue investing in our technology and modern fleet and position our operations to capitalize on improving profitable organic growth opportunities.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of time and temperature-sensitive and dry truck-based transportation and distribution capabilities across Marten’s five distinct business platforms – Temperature-Sensitive and Dry Truckload, Dedicated, Brokerage and MRTN de Mexico. Marten’s Intermodal operations were sold effective September 30, 2025. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth, including the impact on the freight market of accelerating federal enforcement of noncompliant state licensing practices for non-domiciled commercial driver’s licenses, or CDL’s, English Language Proficiency requirements, electronic logging device fraud, CDL mills and chameleon carriers, along with the Montgomery broker-liability ruling, and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Randy Marten, Chairman of the Board and Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$103,980	$43,278
Escrow deposit	5,000	5,000
Receivables:
Trade, net	92,028	85,807
Other	12,410	13,084
Prepaid expenses and other	24,513	24,532
Total current assets	237,931	171,701

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,079,582	1,128,932
Accumulated depreciation	(363,506)	(352,426)
Net property and equipment	716,076	776,506
Other noncurrent assets	1,478	1,560
Total assets	$955,485	$949,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,042	$28,769
Insurance and claims accruals	43,443	43,700
Accrued and other current liabilities	23,562	19,763
Total current liabilities	95,047	92,232
Deferred income taxes	94,357	89,716
Noncurrent operating lease liabilities	119	194
Total liabilities	189,523	182,142

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,661,669 shares at June 30, 2026, and 81,542,174 shares at December 31, 2025, issued and outstanding	817	815
Additional paid-in capital	56,171	54,762
Retained earnings	708,974	712,048
Total stockholders’ equity	765,962	767,625
Total liabilities and stockholders’ equity	$955,485	$949,767

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2026	2025	2026	2025

Operating revenue	$223,543	$229,922	$427,069	$453,074

Operating expenses (income):
Salaries, wages and benefits	72,538	78,570	144,657	157,370
Purchased transportation	38,819	43,123	72,287	80,779
Fuel and fuel taxes	45,767	32,591	79,674	65,708
Supplies and maintenance	15,318	15,606	30,446	31,119
Depreciation	24,762	27,307	49,768	54,777
Operating taxes and licenses	2,273	2,451	4,518	4,868
Insurance and claims	9,306	15,852	22,551	29,229
Communications and utilities	2,152	2,164	4,257	4,443
Gain on disposition of revenue equipment	(1,673)	(5,182)	(3,093)	(6,847)
Other	7,365	7,706	13,496	16,035

Total operating expenses	216,627	220,188	418,561	437,481

Operating income	6,916	9,734	8,508	15,593

Other	(721)	(436)	(1,178)	(785)

Income before income taxes	7,637	10,170	9,686	16,378

Income taxes expense	2,298	2,984	2,965	4,857

Net income	$5,339	$7,186	$6,721	$11,521

Basic earnings per common share	$0.07	$0.09	$0.08	$0.14

Diluted earnings per common share	$0.07	$0.09	$0.08	$0.14

Dividends declared per common share	$0.06	$0.06	$0.12	$0.12

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2026	2025	2026 vs. 2025	2026 vs. 2025
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$92,721	$92,484	$237	0.3%
Truckload fuel surcharge revenue	23,599	14,002	9,597	68.5
Total Truckload revenue	116,320	106,486	9,834	9.2

Dedicated revenue, net of fuel surcharge revenue	52,578	61,338	(8,760)	(14.3)
Dedicated fuel surcharge revenue	14,718	10,536	4,182	39.7
Total Dedicated revenue	67,296	71,874	(4,578)	(6.4)

Brokerage revenue	39,927	39,859	68	0.2

Intermodal revenue, net of fuel surcharge revenue	-	10,093	(10,093)	(100.0)
Intermodal fuel surcharge revenue	-	1,610	(1,610)	(100.0)
Total Intermodal revenue	-	11,703	(11,703)	(100.0)

Total operating revenue	$223,543	$229,922	$(6,379)	(2.8)%

Operating income/(loss):
Truckload	$2,417	$2,344	$73	3.1%
Dedicated	2,440	5,429	(2,989)	(55.1)
Brokerage	2,059	2,696	(637)	(23.6)
Intermodal	-	(735)	735	100.0
Total operating income	$6,916	$9,734	$(2,818)	(29.0)%

Operating ratio:
Truckload	97.9%	97.8%
Dedicated	96.4	92.4
Brokerage	94.8	93.2
Intermodal	-	106.3
Consolidated operating ratio	96.9%	95.8%

Operating ratio, net of fuel surcharges:
Truckload	97.4%	97.5%
Dedicated	95.4	91.1
Brokerage	94.8	93.2
Intermodal	-	107.3
Consolidated operating ratio, net of fuel surcharges	96.3%	95.2%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2026	2025	2026 vs. 2025	2026 vs. 2025
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$182,031	$182,590	$(559)	(0.3)%
Truckload fuel surcharge revenue	39,679	28,287	11,392	40.3
Total Truckload revenue	221,710	210,877	10,833	5.1

Dedicated revenue, net of fuel surcharge revenue	105,752	123,743	(17,991)	(14.5)
Dedicated fuel surcharge revenue	25,007	21,756	3,251	14.9
Total Dedicated revenue	130,759	145,499	(14,740)	(10.1)

Brokerage revenue	74,600	72,878	1,722	2.4

Intermodal revenue, net of fuel surcharge revenue	-	20,361	(20,361)	(100.0)
Intermodal fuel surcharge revenue	-	3,459	(3,459)	(100.0)
Total Intermodal revenue	-	23,820	(23,820)	(100.0)

Total operating revenue	$427,069	$453,074	$(26,005)	(5.7)%

Operating income/(loss):
Truckload	$1,473	$2,044	$(571)	(27.9)%
Dedicated	4,062	10,283	(6,221)	(60.5)
Brokerage	2,973	4,856	(1,883)	(38.8)
Intermodal	-	(1,590)	1,590	100.0
Total operating income	$8,508	$15,593	$(7,085)	(45.4)%

Operating ratio:
Truckload	99.3%	99.0%
Dedicated	96.9	92.9
Brokerage	96.0	93.3
Intermodal	-	106.7
Consolidated operating ratio	98.0%	96.6%

Operating ratio, net of fuel surcharges:
Truckload	99.2%	98.9%
Dedicated	96.2	91.7
Brokerage	96.0	93.3
Intermodal	-	107.8
Consolidated operating ratio, net of fuel surcharges	97.7%	96.1%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2026	2025	2026	2025
Truckload Segment:
Revenue (in thousands)	$116,320	$106,486	$221,710	$210,877
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,592	$4,209	$4,509	$4,203
Average tractors(1)	1,553	1,690	1,562	1,680
Average miles per trip	510	524	514	531
Non-revenue miles percentage(2)	10.6%	11.0%	10.7%	11.1%
Total miles (in thousands)	36,875	39,221	73,762	77,494

Dedicated Segment:
Revenue (in thousands)	$67,296	$71,874	$130,759	$145,499
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,917	$3,807	$3,913	$3,827
Average tractors(1)	1,033	1,239	1,045	1,251
Average miles per trip	295	301	296	305
Non-revenue miles percentage(2)	1.0%	1.3%	1.1%	1.4%
Total miles (in thousands)	22,496	25,132	44,401	50,368

Brokerage Segment:
Revenue (in thousands)	$39,927	$39,859	$74,600	$72,878
Loads	24,590	24,094	48,472	44,510

Intermodal Segment:
Revenue (in thousands)	$-	$11,703	$-	$23,820
Loads	-	3,555	-	7,212
Average tractors	-	77	-	77

At June 30, 2026 and June 30, 2025:
Total tractors(1)	2,524	2,928
Average age of company tractors (in years)	2.5	2.1
Total trailers	5,139	5,164
Average age of company trailers (in years)	5.1	5.0
Ratio of trailers to tractors(1)	2.0	1.8
Total refrigerated containers	-	786

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2026	2025	2026	2025

Net cash provided by operating activities	$27,669	$33,153	$60,718	$69,368
Net cash provided by/(used for) investing activities	10,731	(33,115)	9,124	(41,528)
Net cash used for financing activities	(4,206)	(4,891)	(9,140)	(10,055)

Weighted average shares outstanding:
Basic	81,629	81,510	81,604	81,502
Diluted	81,634	81,517	81,606	81,512

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 81 and 80 tractors as of June 30, 2026 and 2025, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.